Exhibit 4.5
SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is made as of May 5, 2010, by and between LendingClub Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”).
WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture dated as of October 10, 2008 (the “Indenture”); and
WHEREAS, the Company and the Trustee heretofore executed and delivered a First Supplemental Indenture dated as of July 10, 2009 (the “First Supplemental Indenture”); and
WHEREAS, pursuant to the Indenture as supplemented by the First Supplemental Indenture, the Company has issued from time to time the Company’s special limited obligations referred to as Member Payment Dependent Notes (the “Securities”); and
WHEREAS, Section 8.1 of the Indenture provides that, without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture in form satisfactory to the Trustee, to the extent set forth therein; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed;
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture as supplemented by the First Supplemental Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities or each series thereof:
ARTICLE 1
DEFINITIONS
Section 1.1 GENERAL. For all purposes of the Indenture, the First Supplemental Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
A. the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture, the First Supplemental Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

B. capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
ARTICLE 2
AMENDMENT
Section 2.1 AMENDMENT TO SECTION 2.1 OF THE INDENTURE. Section 2.1 of the Indenture is hereby amended and restated in its entirety as follows:
Section 2.1 FORMS GENERALLY. The Securities of each series and the certificate of authentication in respect thereof shall be in substantially the forms set forth on Exhibit A or Exhibit B as shall be established by delivery to the Trustee of a Company Order, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities. The Securities shall be in fully registered form only and shall be printed, lithographed, engraved, word processed or evidenced in electronic form or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.
Section 2.2 AMENDMENT TO THE EXHIBIT(S) TO THE INDENTURE. The exhibit to the Indenture is hereby amended and restated in its entirety in the forms of Exhibit A and Exhibit B, respectively, attached hereto.
ARTICLE 3
MISCELLANEOUS
Section 3.1 EFFECTIVENESS. This Second Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture as supplemented by the First Supplemental Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture as supplemented by the First Supplemental Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.
Section 3.2 INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby and pursuant to the First Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect. For the avoidance of doubt, the parties confirm that the amendments evidenced by this Second Supplemental Indenture are not intended by the parties to (i) discharge, rescind, cancel or extinguish all or any part of the indebtedness represented by the Securities, or (ii) effect a novation, reissuance or disposition of the indebtedness represented by the Securities or to create new indebtedness in respect of the indebtedness represented by the Securities.

2

Section 3.3 INDENTURE, FIRST SUPPLEMENTAL INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall henceforth be read and construed together. From and after the effectiveness of this Second Supplemental Indenture, all references to the Indenture in the Indenture and the Securities shall refer to the Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture.
Section 3.4 CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture is in all respects confirmed and preserved.
Section 3.5 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of this Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of this Trust Indenture Act that may be so modified or excluded, the provision of this Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.
Section 3.6 SEVERABILITY. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.7 HEADINGS. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.8 BENEFITS OF SECOND SUPPLEMENTAL INDENTURE, ETC. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.
Section 3.9 SUCCESSORS. All agreements of the Company in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.
Section 3.10 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Second Supplemental Indenture or the due authorization of this Second Supplemental Indenture by the Company.

3

Section 3.11 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.
Section 3.12 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
Section 3.13 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.14 FURTHER ASSURANCES. The Company will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Second Supplemental Indenture.
[Remainder of Page Left Intentionally Blank]

4

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

LENDINGCLUB CORPORATION

By:	/s/ John G. Donovan

	Name:	John G. Donovan
	Title:	Chief Operations Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli

	Name:	Raymond Delli Colli
	Title:	Vice President
[Signature Page to Second Supplemental Indenture]

EXHIBIT A
Form of Security (Three-Year Note)
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE NOTE ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING MEMBER LOAN. THE ISSUE PRICE OF THE NOTE IS THE STATED PRINCIPAL AMOUNT OF THIS NOTE, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS NOTE. A HOLDER SHOULD CONTACT LENDINGCLUB MEMBER SUPPORT AT 1-866-754-4094 OR tax@lendingclub.com.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL unless (1) such transfer is effected on a trading system that is recognized by the Company, and (2) this Note has been presented by the registered Holder (as defined below) to the Company or its agent for registration of transfer.
MEMBER PAYMENT DEPENDENT NOTE SERIES NO. ________________1
LENDINGCLUB CORPORATION

No.	[CUSIP ]
HOLDER:                                          2
CORRESPONDING MEMBER LOAN:                                          3
STATED PRINCIPAL AMOUNT OF THIS NOTE: U.S. $                                         4
AGGREGATE PRINCIPAL AMOUNT OF THIS SERIES OF NOTES: U.S. $                                         5
INTEREST RATE:                                          6
SERVICE CHARGE: 1% OF ALL MEMBER LOAN NET PAYMENTS.
ORIGINAL ISSUE DATE:                                          7

[1]	Insert loan ID number for Corresponding Member Loan.

[2]	Insert lender member’s screen name.

[3]	Insert description of Corresponding Member Loan.

[4]	Insert principal amount of lender member’s Corresponding Member Loan.

[5]	Insert maximum aggregate principal amount of series, which should be aggregate principal amount of Corresponding Member Loan that is being funded by lender members.

[6]	Insert coupon stated on Corresponding Member Loan.

[7]	Insert date corresponding to date of closing of Corresponding Member Loan.

INITIAL MATURITY DATE:                                          8
FINAL MATURITY DATE:                                          9
EXTENSION OF MATURITY DATE: Each Note will mature on the Initial Maturity Date, unless the maturity of the Note is extended to the Final Maturity Date subject to conditions described below. In no event will the maturity of the Notes be extended beyond the Final Maturity Date.
PAYMENT DATES: Subject to the limitations on payment described below, the Company will make payments of principal and interest on or before the fourth Business Day following receipt of any Member Loan Net Payments by the Company in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com, subject to prepayment at any time without penalty.
LendingClub Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to the person identified as the “Holder” above (the “Holder”), principal and interest on this Note in U.S. dollars in an amount equal to the Holder’s equal and ratable share of the Member Loan Net Payments on each Payment Date (in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com and subject to prepayment) until the Initial Maturity Date or, if the maturity of the Note has been extended, until the Final Maturity Date. For the avoidance of doubt, (1) no payments of principal and interest on this Note shall be payable unless the Company has received Member Loan Payments, and then only to the extent of Member Loan Net Payments in respect of those Member Loan Payments related to the Corresponding Member Loan identified above that have been received by the Company, and (2) no Holder of the Note shall have any recourse against the Company unless, and then only to the extent that, the Company has failed to pay such Holder the Member Loan Net Payments or otherwise breached a covenant in the Indenture described below that is applicable to the series of Notes of which this Note forms a part. Subject to certain exceptions provided in the Indenture referred to below, the principal and interest payable on any Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date or maturity date.
“Record Date” shall mean the second Business Day immediately preceding each Interest Payment Date.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

[8]	Insert date corresponding to stated maturity of Corresponding Member Loan plus four Business Days.

[9]	Insert date that is the second anniversary of the stated maturity of Corresponding Member Loan plus four Business Days.

If, on the Initial Maturity Date, any principal or interest payments in respect of the Corresponding Member Loan remain due and payable to the Company, the maturity date of this Note will be extended to the Final Maturity Date identified above.
If, on the Final Maturity Date, no principal or interest payments in respect of the Corresponding Member Loan remain due and payable to the Company, the Note will mature on the Final Maturity Date and no Consumer Loan Net Payments that the Company receives in respect of the Corresponding Consumer Loan after such Final Maturity Date shall be required to be paid to the Holder of the Note.
All payments of principal and interest on this Note due to the Holder hereof shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer to the Holder’s designated sub-account in the trust account maintained by the Company at Wells Fargo Bank, National Association, or such alternate account of the Holder designated by the Trustee in accordance with the Indenture.
All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).
This Note is one of a duly authorized series of special limited obligations of the Company (hereinafter called the “Securities”) all issued or to be issued under and pursuant to an Indenture dated as of October 10, 2008, as amended or supplemented (hereinafter called the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. As provided in the Indenture, the Securities may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default, and otherwise vary as provided or permitted in the Indenture.
If an Event of Default described in Section 5.1(3) or (4) of the Indenture occurs and is continuing, the unpaid stated principal amount hereof will become and be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of Securities affected thereby, at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note; provided, however, that no such supplemental indenture shall (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Securities, or (3) modify any of the provisions of Section 8.2, Section 5.4 (clauses (1) and (2)) or Section 5.7 of the Indenture, except to increase the percentage of Outstanding Securities required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all affected series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive, insofar as those series are concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.
This Note is not entitled to any sinking fund. This Note is not redeemable at the option of the Holder. The Company shall redeem all of the Outstanding Notes of the series of which this Note forms a part for 100% of the outstanding principal amount of such Notes if the Corresponding Member Loan has been obtained as a result of identity theft on the part of the purported borrower member. The Company may, in its reasonable discretion, require proof of the identity theft , such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the Corresponding Member Loan.
The Notes are in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. The Notes may not be transferred and the transfer of Notes shall not be registered as provided in the Indenture unless such transfer is effected on a trading system that is recognized by the Company. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in Redwood City, California, a new Note or Notes in authorized denominations in Dollars for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for (1) any stamp tax or other governmental charge imposed in connection therewith and (2) any transfer charges associated with the Company’s resale platform as described on its website at www.lendingclub.com.
The Company, the Trustee, and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Company as kept by the Company or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.
Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Indenture, the provisions contained herein will apply.
This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.
This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Company or its duly authorized agent under the Indenture referred to above.
IN WITNESS WHEREOF, LENDINGCLUB CORPORATION has caused this instrument to be signed by its duly authorized officers.
Dated:
CERTIFICATE OF AUTHENTICATION

LENDINGCLUB CORPORATION

By:
Name:
Title:
Dated:

This is one of the Securities of the series of Securities designated therein referred to in the within-mentioned Indenture.

LENDINGCLUB CORPORATION
as Authenticating Agent

By:
Name:
Title:

EXHIBIT B
Form of Security (Five-Year Note)
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE NOTE ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING MEMBER LOAN. THE ISSUE PRICE OF THE NOTE IS THE STATED PRINCIPAL AMOUNT OF THIS NOTE, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS NOTE. A HOLDER SHOULD CONTACT LENDINGCLUB MEMBER SUPPORT AT 1-866-754-4094 OR tax@lendingclub.com.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL unless (1) such transfer is effected on a trading system that is recognized by the Company, and (2) this Note has been presented by the registered Holder (as defined below) to the Company or its agent for registration of transfer.
MEMBER PAYMENT DEPENDENT NOTE SERIES NO. ________________1
LENDINGCLUB CORPORATION

No. _______________________	[CUSIP ]
HOLDER: _____________________ 2
CORRESPONDING MEMBER LOAN: ____________________________ 3
STATED PRINCIPAL AMOUNT OF THIS NOTE: U.S. $_________________________ 4
AGGREGATE PRINCIPAL AMOUNT OF THIS SERIES OF NOTES: U.S. $_____________ 5
INTEREST RATE: _____________ 6
SERVICE CHARGE: 1% OF ALL MEMBER LOAN NET PAYMENTS.
ORIGINAL ISSUE DATE: _____________ 7

[1]	Insert loan ID number for Corresponding Member Loan.

[2]	Insert lender member’s screen name.

[3]	Insert description of Corresponding Member Loan.

[4]	Insert principal amount of lender member’s Corresponding Member Loan.

[5]	Insert maximum aggregate principal amount of series, which should be aggregate principal amount of Corresponding Member Loan that is being funded by lender members.

[6]	Insert coupon stated on Corresponding Member Loan.

[7]	Insert date corresponding to date of closing of Corresponding Member Loan.

1

INITIAL MATURITY DATE: _____________ 8
FINAL MATURITY DATE: _____________ 9
EXTENSION OF MATURITY DATE: Each Note will mature on the Initial Maturity Date, which will equal the Final Maturity Date, and such date will not be extended.
PAYMENT DATES: Subject to the limitations on payment described below, the Company will make payments of principal and interest on or before the fourth Business Day following receipt of any Member Loan Net Payments by the Company in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com, subject to prepayment at any time without penalty.
LendingClub Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to the person identified as the “Holder” above (the “Holder”), principal and interest on this Note in U.S. dollars in an amount equal to the Holder’s equal and ratable share of the Member Loan Net Payments on each Payment Date (in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com and subject to prepayment) until the Initial Maturity Date or, if the maturity of the Note has been extended, until the Final Maturity Date. For the avoidance of doubt, (1) no payments of principal and interest on this Note shall be payable unless the Company has received Member Loan Payments, and then only to the extent of Member Loan Net Payments in respect of those Member Loan Payments related to the Corresponding Member Loan identified above that have been received by the Company, and (2) no Holder of the Note shall have any recourse against the Company unless, and then only to the extent that, the Company has failed to pay such Holder the Member Loan Net Payments or otherwise breached a covenant in the Indenture described below that is applicable to the series of Notes of which this Note forms a part. Subject to certain exceptions provided in the Indenture referred to below, the principal and interest payable on any Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date or maturity date.
“Record Date” shall mean the second Business Day immediately preceding each Interest Payment Date.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

[8]	Insert date corresponding to stated maturity of Corresponding Member Loan plus four Business Days.

[9]	Insert date that is the same date of the stated maturity of Corresponding Member Loan plus four Business Days.

2

If, on the Final Maturity Date, no principal or interest payments in respect of the Corresponding Member Loan remain due and payable to the Company, the Note will mature on the Final Maturity Date and no Consumer Loan Net Payments that the Company receives in respect of the Corresponding Consumer Loan after such Final Maturity Date shall be required to be paid to the Holder of the Note.
All payments of principal and interest on this Note due to the Holder hereof shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer to the Holder’s designated sub-account in the trust account maintained by the Company at Wells Fargo Bank, National Association, or such alternate account of the Holder designated by the Trustee in accordance with the Indenture.
All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).
This Note is one of a duly authorized series of special limited obligations of the Company (hereinafter called the “Securities”) all issued or to be issued under and pursuant to an Indenture dated as of October 10, 2008, as amended or supplemented (hereinafter called the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. As provided in the Indenture, the Securities may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default, and otherwise vary as provided or permitted in the Indenture.
If an Event of Default described in Section 5.1(3) or (4) of the Indenture occurs and is continuing, the unpaid stated principal amount hereof will become and be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

3

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of Securities affected thereby, at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note; provided, however, that no such supplemental indenture shall (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Securities, or (3) modify any of the provisions of Section 8.2, Section 5.4 (clauses (1) and (2)) or Section 5.7 of the Indenture, except to increase the percentage of Outstanding Securities required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all affected series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive, insofar as those series are concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.
This Note is not entitled to any sinking fund. This Note is not redeemable at the option of the Holder. The Company shall redeem all of the Outstanding Notes of the series of which this Note forms a part for 100% of the outstanding principal amount of such Notes if the Corresponding Member Loan has been obtained as a result of identity theft on the part of the purported borrower member. The Company may, in its reasonable discretion, require proof of the identity theft , such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the Corresponding Member Loan.
The Notes are in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. The Notes may not be transferred and the transfer of Notes shall not be registered as provided in the Indenture unless such transfer is effected on a trading system that is recognized by the Company. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in Redwood City, California, a new Note or Notes in authorized denominations in Dollars for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for (1) any stamp tax or other governmental charge imposed in connection therewith and (2) any transfer charges associated with the Company’s resale platform as described on its website at www.lendingclub.com.

4

The Company, the Trustee, and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Company as kept by the Company or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.
Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Indenture, the provisions contained herein will apply.
This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.
This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Company or its duly authorized agent under the Indenture referred to above.
IN WITNESS WHEREOF, LENDINGCLUB CORPORATION has caused this instrument to be signed by its duly authorized officers.
Dated:
CERTIFICATE OF AUTHENTICATION

LENDINGCLUB CORPORATION

By:
Name:
Title:
Dated:

5

This is one of the Securities of the series of Securities designated therein referred to in the within-mentioned Indenture.

LENDINGCLUB CORPORATION
as Authenticating Agent

By:
Name:
Title:

6